EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Evolution Petroleum Corporation, of our reports dated September 11, 2024, relating to the consolidated financial statements of Evolution Petroleum Corporation (the Company) and the effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2024, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Houston, Texas
December 10, 2024